1Q21 Earnings April 28, 2021 Exhibit 99.2

Important Notice This presentation contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “will,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this presentation, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. In particular, any projections or expectations regarding our pending merger with First Citizens, our future revenues, expenses, earnings, capital expenditures, deposits or stock price, as well as the assumptions on which such expectations are based, are such forward-looking statements reflecting only our current judgment and are not guarantees of future performance or results. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that: (i) CIT is unsuccessful in implementing its strategy and business plan, including planned or potential acquisitions or divestitures; (ii) CIT is unable to react to and address key business and regulatory issues; (iii) CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements; (iv) CIT becomes subject to liquidity constraints and higher funding costs; (v) the parties to a transaction do not obtain regulatory or other approvals or satisfy closing conditions to the transaction on a timely basis, or at all, or approvals are subject to conditions that are not anticipated; or (vi) changes in asset quality and credit risk, interest rates and capital markets or other economic conditions. Further, additional factors relating to CIT’s pending merger with First Citizens could cause actual results to differ materially from any forward-looking statements, including (a) CIT’s and First Citizens’ ability to obtain regulatory approvals and meet other closing conditions to the merger and (b) delays in closing the merger. In addition, statements about the potential effects of the COVID-19 pandemic on our business, results of operations and financial condition may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, action taken by government authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers and service providers and on economies and markets more generally. We further describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the Securities and Exchange Commission, and in the definitive proxy statement regarding the pending merger with First Citizens that was filed by CIT with the Securities and Exchange Commission on December 23, 2020. Information regarding CIT’s capital ratios consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as CIT completes its financial statements. Accordingly, you should not place undue reliance on the forward-looking statements contained in this presentation. These forward-looking statements speak only as of the date on which the statements were made. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law. Non-GAAP Financial Measures Net finance revenue, net operating lease revenue and average earning assets are non-GAAP measurements used by management to gauge portfolio performance. Operating expenses excluding restructuring costs and intangible amortization is a non-GAAP measurement used by management to compare period over period expenses. Net efficiency ratio measures operating expenses (net of restructuring costs and intangible amortization) to our level of total net revenues. Total assets from continuing operations is a non-GAAP measurement used by management to analyze the total asset change on a more consistent basis. Tangible book value and tangible book value per common share are non-GAAP metrics used to analyze banks. Net income excluding noteworthy items, income from continuing operations excluding noteworthy items, and Return of Tangible Common Equity excluding noteworthy items are non-GAAP measures used by management. The Company believes that adjusting for these items provides a measure of the underlying performance of the Company and of continuing operations.

First Quarter Highlights Received shareholder approval for the proposed merger with First Citizens Bancshares, Inc (FCB). Anticipate closing in mid-2021, subject to regulatory approval and the satisfaction of other customary closing conditions. Strategically repositioned investment securities portfolio Monetized pre-tax gains of $83 million (noteworthy item), representing unrealized gains previously recorded in Accumulated Other Comprehensive Income (AOCI). Continued to reduce rates across all deposit channels Resulting in a decline of average deposit costs by 13 basis points compared to the prior quarter and 93 basis points compared to the year-ago quarter. Reduced operating expenses by $60 million compared to the year-ago quarter, or $50 million excluding noteworthy items Reflecting cost reduction initiatives and recognition of the Mutual of Omaha Bank (MOB) cost synergies. CET1 ratio improved to 10.9%, exceeding our target CET1 capital ratio of 10.5%. Maintained proactive portfolio management and disciplined underwriting standards: Continued Legacy Consumer Mortgage (LCM) loan sales – Sold $58 million of loans this quarter. Entered into definitive agreement to sell the Aviation Lending portfolio; expected to close in the second quarter. Allowance for credit losses (ACL) – 2.70% of loans. Areas of Strategic Focus

Certain balances may not sum due to rounding. See appendix for Non-GAAP Disclosures for a reconciliation of non-GAAP to GAAP financial information, and non-GAAP tables in the corresponding earnings release. Net of depreciation, maintenance, and other operating lease expenses. See page 28 for additional detail. Quarterly Earnings Summary – Reported(1) vs. Prior Quarter vs. Year-ago Quarter Net income available to common shareholders for the quarter was $301 million or $3.04 per diluted common share. Net income available to common shareholders increased $305 million and diluted income per share increased $3.07. Noteworthy items(3) positively impacted net income by $56 million due to an after-tax gain on sale of investment securities and FCB merger costs. Slide 15 includes an ACL reserve walk for the current quarter. Effective tax rate of 24.1%. Net income available to common shareholders increased $929 million and diluted EPS increased $9.44.

Certain balances may not sum due to rounding. See appendix for details on noteworthy items. See also Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information, and non-GAAP tables in the corresponding earnings release. Net of depreciation, maintenance, and other operating lease expenses. Quarterly Earnings Summary Excluding Noteworthy Items (Non-GAAP)(1) vs. Prior Quarter vs. Year-ago Quarter Net income available to common shareholders excluding noteworthy items for the quarter was $245 million or $2.47 per diluted common share. Net income available to common shareholders increased $96 million and diluted income per share increased $0.97. NFR declined on lower AEA and lower PAA, partially offset by lower deposit costs. Reduction in other non-interest income was offset by decline in operating expenses. Provision for credit losses had a net benefit of $117 million compared to a modest net benefit of $1 million in the prior quarter, reflecting the low level of net charge-offs and a reduction in reserve of approximately $130 million due to continued improvement in the macroeconomic forecasts, credit loss trends as well as lower loan balances Effective tax rate of 23.6%. Net Income available to common shareholders increased $483 million and diluted EPS increased $4.90.

Certain balances may not sum due to rounding. EPS based on 99.1 million average diluted shares outstanding. Dollar impacts are rounded. See appendix for details on noteworthy items. See also Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information, and non-GAAP tables in the corresponding earnings release. First Quarter Impact of Noteworthy Items (Non-GAAP)(1) Sales of Investment Securities $61 million (after-tax) ($0.62 per diluted common share) gain on sale of investment securities related to a strategic initiative to monetize unrealized gains within AOCI. FCB Merger Costs $5 million (after-tax) ($0.05 per diluted common share) related to FCB merger costs.

Certain balances may not sum due to rounding. See appendix for details on noteworthy items. See also Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information. Purchase accounting accretion. Net of credit balances of factoring clients. Loans and leases include assets held for sale. Net Finance Margin (NFM) – Excluding Noteworthy Items(1) Net Finance Revenue & Net Finance Margin ($ in millions) vs. Prior Quarter vs. Year-ago Quarter Net Finance Revenue decreased by $8 million driven by: Lower interest income resulting from lower average earning assets and lower purchase accounting accretion Lower rental income in Rail from downward lease repricing mostly offset by lower depreciation and maintenance costs and a customer settlement of $6 million that mostly benefited rental income. Partially offset by lower deposit costs from lower rates. Net Finance Margin increased by 9 bps (See the next slide for more details) Net Finance Revenue decreased $39 million, driven by: Lower market rates impacting income on loans, cash and investment securities. Lower net operating lease income in Rail, primarily due to lower utilization and renewal rates and higher depreciation costs. Partially offset by lower deposit costs from lower rates as well as a reduction in borrowing costs. Net Finance Margin decreased by 27 bps (See the next slide for more details)

Net Finance Margin Walk 1Q20 to 1Q21 4 bps driven by mix shift resulting in lower interest-bearing cash and investment balances partially offset by lower yields on assets (1) bp due to lower net operating lease yields in Rail. (3) bps from lower interest PAA. 9 bps due to lower deposit costs reflecting continued lower market rates and cost reduction strategies. Borrowing costs flat from lower borrowing base with increased mix of higher cost borrowings. Certain balances may not sum due to rounding. See appendix for details on noteworthy items. See also Non-GAAP Disclosures for a reconciliation of non-GAAP to GAAP financial information. Net Finance Margin Trends – Excluding Noteworthy Items(1) (88) bps reduction from lower market rates on assets, and higher mix of low-yielding cash (16) bps due to lower net operating lease yields in Rail (4) bps reduction in net purchase accounting and prepayment benefits Partially offset by an increase of 74 bps due to lower deposit costs and a 7 bps increase from lower borrowing rates vs. Prior Quarter vs. Year-ago Quarter Net Finance Margin Walk 4Q20 to 1Q21

Certain balances may not sum due to rounding. See appendix for details on noteworthy items. See also Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information. Other Non-Interest Income – Excluding Noteworthy Items(1) Other non-interest income increased $16 million from the year-ago quarter due to: Higher gain on the sale of leasing equipment, investment securities and LCM loans as well as a Credit Valuation Adjustment (CVA) gain of $3 million compared to a negative mark-to-market in the year ago quarter. Partially offset by lower capital market fees. Other Income vs. Prior Quarter vs. Year-ago Quarter Other non-interest income decreased $14 million from the prior quarter, primarily driven by: Lower factoring commissions due to seasonally lower volumes. Lower capital markets fees. Reduction in other income reflected $3 million lower net gain on sale of LCM loans ($22 million in the current quarter compared to $25 million in the prior quarter), while the prior quarter included an $8 million litigation recovery. Partially offset by higher gains on the sale of equipment, as well as higher gains on the sale of investment securities reflecting an increase in sale volume and favorable market rates.

Operating Expenses(1) – Excluding Noteworthy Items(2) vs. Prior Quarter vs. Year-ago Quarter Certain balances may not sum due to rounding. In addition to the exclusion of noteworthy items, operating expenses also exclude amortization of intangible assets. See appendix for details on noteworthy items. See also Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information. Total operating expenses exclusive of noteworthy items and amortization of intangible assets divided by total net revenue (net finance revenue and other non-interest income). (3) Excluding noteworthy items and intangible asset amortization, operating expenses decreased $14 million primarily due to: Lower FDIC insurance costs. Lower professional fees. Partially offset by higher seasonal compensation costs. Operating Expenses decreased $50 million compared to the year-ago quarter reflecting cost reduction initiatives including the recognition of cost synergies from our MOB acquisition, as well as lower advertising and marketing costs mostly related to our Direct Bank deposit gathering activity.

Consolidated Average Balance Sheet vs. Prior Quarter vs. Year-ago Quarter Net of credit balances of factoring clients. Loans and leases include assets held for sale. AEA decreased by 6% from the prior quarter, driven by decreases in interest bearing cash, investments and loans. Average loans and leases decreased 2% (see next page for more details). AEA decreased 1% from the year-ago quarter, primarily from a reduction in loans and investments offset by growth in interest earning cash and operating lease equipment.

Commercial Banking and Consumer Banking Average Loans and Leases[1]

Commercial Banking


($ in billions)
$35.3
$36.1
$35.7
$35.6
$35.2
5.3
5.3
5.2
5.1
5.0
7.6
7.7
7.7
7.6
7.4
6.8
7.0
7.1
7.2
7.2
15.5
16.1
15.6
15.7
15.6
1Q20
2Q20
3Q20
4Q20
1Q21
Commercial Finance
Rail, N.A.
Real Estate Finance (2)
Business Capital

Consumer Banking


$8.6
$8.6
$8.4
$7.8
$7.3
6.5
6.6
6.4
6.0
5.7
2.2
2.1
2.0
1.8
1.6
1Q20
2Q20
3Q20
4Q20
1Q21
Legacy Consumer Mortgages (LCM)
Consumer and Community Banking

Highlights

Core Average Loans and Leases[3]

- **Vs. Prior Quarter: declined** 2%
- **Vs. Year-ago Quarter: declined** 2%

Commercial Banking

- **Vs. Prior Quarter:** Average loans and leases declined 1%
- **Vs. Year-ago Quarter:** Average loans and leases declined modestly, driven by a reduction in Business Capital and Real Estate Finance divisions due to slower than expected recovery within certain sectors impacted by the pandemic offset mostly by an increase in Rail.

Consumer Banking

- **Vs. Prior Quarter:** Average loans decreased 7% primarily driven by LCM loan run-offs and loan sales, as well as higher prepayments in Consumer Lending.
- **Vs. Year-ago Quarter:** Average loans decreased 16%, driven by the sale and continued run-off of loans in the LCM portfolio as well higher prepayments overall.

Certain balances may not sum due to rounding.
(1) Net of credit balances of factoring clients and including assets held for sale.
(2) Real Estate Finance includes legacy non-SFR currently in run-off in the amounts of $316 million, $335 million, $366 million, $392 million and $413 million for 1Q21, 4Q20, 3Q20, 2Q20 and 1Q20, respectively.
(3) Core portfolios is total loans and leases net of credit balances of factoring clients, excluding LCM, and totaled $40,770 million, $41,625 million, $42,146 million, $42,646 million and $41,754 million for 1Q21, 4Q20, 3Q20, 2Q2 and 1Q20, respectively.

CIT | 1Q21 Earnings 11

Average Funding Mix Certain balances may not sum due to rounding. Average deposits represented 89% of CIT’s funding, up from 86% last quarter and the year-ago quarter. Average deposits decreased $1.5 billion from the prior quarter. Decline reflected strategic rate reductions in all our deposit channels, reducing higher cost deposits and managing excess liquidity. Average unsecured borrowings comprised 9% of the funding mix, remaining flat from the prior quarter. The weighted average coupon on our unsecured senior and subordinated debt was 4.82% with a weighted average maturity of approximately 3.3 years. Average secured borrowings comprised 2% of the funding mix, down from the prior quarter.

Average Deposit Mix and Cost of Deposits vs. Prior Quarter vs. Year-ago Quarter Deposits by Type Deposits by Channel ($ in billions) Average deposit rates decreased 13 bps from lower rates across all deposit channels and run off of higher cost Brokered deposits. Average deposit balances decreased 3% reflecting strategic rate reductions, in all our deposit channels, reducing higher cost deposits and managing excess liquidity. Average deposit rates decreased 93 bps, primarily from lower rates in all the deposit channels. Average deposits increased 2% from growth in the HOA and Commercial deposit channels.

Asset Quality Trends ($ in millions) Non-accrual Loans Net Charge-offs 0.29% excludes net charge-offs related to the Aviation Lending portfolio that was transferred to HFS Excluding noteworthy items. See appendix for details on noteworthy items. See also Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information. Total Provision for Credit Losses(2) Allowance for Credit Losses $27 $97 (1) Certain balances may not sum due to rounding. 1Q21 1Q21

Approximately $130 million of reserve reduction due to continued improvement in the macroeconomic forecasts and credit loss trends, as well as lower loan balances. March baseline scenario from top industry provider utilized for Q1 reserve shows improvement from the prior quarter. Positive trends observed in certain loan portfolios as well as modeling enhancements resulted in lower qualitative reserves quarter-over-quarter. 1Q21-4Q21: GDP represents real GDP growth, annualized percentage change 1Q21-4Q21: Unemployment represents the unemployment rate for the quarter ACL Reduction Reflects Improving Macroeconomic Forecasts & Credit Trends Certain balances may not sum due to rounding. Total Allowance Walk Key Highlights

Robust Liquidity and Informed by Stress Scenarios

Liquidity Position

($ in millions)	as of March 31, 2021
	Consolidated
Available Cash[1]	5,151
HQL Securities (unencumbered)[2]	4,305
Liquid Assets[3]	9,456
FHLB (Available to Bank)[4]	4,698
ABL (Available to Parent)[4]	501
Revolver (Available to Parent)[4]	276
Total Contingent Sources	5,473
Total Liquid Assets & Contingent Sources	14,929

Excludes Federal Reserve Bank Discount Window Availability

Loan and Leases-to-Deposit Ratio



95%
109%
87%
99%
89%
101%
90%
104%
91%
103%
1Q20
2Q20
3Q20
4Q20
1Q21
Bank
Consolidated

Highlights

- We hold liquidity levels to meet expected needs under both normal and stressed environments.
- ~$1.5 billion of Liquid Assets and contingent liquidity availability at the FHC to support the needs of the Parent and serve as a source of additional strength for CIT Bank.
- Liquid Assets comprised of Available Cash and HQL Securities which represent ~17% of consolidated assets at March 31, 2021.
  - ~60% - Agency securities and debentures
  - ~40% - Treasury and GNMA securities
- Most of our Liquid Assets are held at the Bank, commensurate with our assets.
- Loans and leases to deposit ratio was 91% at CIT Bank and 103% at consolidated CIT Group.

(1) Available Cash consists of the unrestricted portions of balances as Cash and due from banks and Interest-bearing cash, with additional restrictions to account for cash not accessible for liquidity, such as vault cash and deposits in transit.
(2) High Quality Liquid (HQL) securities consist of readily marketable, unpledged securities, as well as securities pledged but not drawn against at the FHLB and available for sale; generally comprises Treasury and Agency securities held outright or via reverse repurchase agreements
(3) Liquid Assets includes Available Cash and HQL securities
(4) Shown net of borrowings, Letter of Credit utilization and HQL securities pledged but included in liquid assets

CIT | 1Q21 Earnings 16

Well-Capitalized and Able to Withstand Severely Adverse Stress Scenario Capital Stack Prudent Capital Management Capital levels well in excess of the capital conservation buffer (CCB). Capital actions in the quarter included a regular quarterly cash dividend of $0.35 per common share and a regular quarterly dividend of approximately $0.35 per Series B preferred share. CET 1 ratio increased to 10.9% from 10.0% at the end of the prior quarter, exceeding our CET1 target of 10.5%. RWAs were down compared to the prior quarter reflecting lower loan balances.

1Q21 Key Performance Metrics – Continuing Operations See appendix for details on noteworthy items. See also Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information, and non-GAAP tables in the corresponding earnings release. Core portfolios is total loans and leases net of credit balances of factoring clients, and excludes LCM and NSP. Total operating expenses exclusive of amortization of intangible assets divided by total revenue (net finance revenue and other non-interest income).

Select 2Q21 Outlook Commentary Excluding noteworthy items and intangible asset amortization

Appendix

Areas of Focus in the Current Macro Environment

The CIT Portfolio includes ~$35.7 billion of Total Loans[1] and ~$1.8 billion of Off-BS Factored Receivables

Sector	Outstanding Amount	% of Total[2]	COVID Mods[3]	% Non Accrual	Commentary
	Balance at March 31, 2021				
Retail Receivables (Factoring)	~$3.4 billion (includes ~$1.7 billion of off-BS receivables)	~9%	N/A	N/A	• Consists principally of unsecured, short term (30-90 day) discretionary lines • 7 of the top 10 exposures are investment grade and comprise ~52% of total exposure • At 1Q21, there were no factored invoices outstanding with extended terms
Oil & Gas Lending	~$885 million	~2%	~$25 million	~8%	• ~$0.4 billion of reserve based lending to E&P companies, with a carrying value of 90% • Remaining exposure is split between Midsteam (~$0.46 billion) and Energy Services (~$0.06 billion) • More than 70% of the book is hedged over $50/bbl through 2021
Hotels/Lodging	~$660 million	~2%	~$150 million	~6%	• Supported by strong, well-known sponsors • ~75% full service, ~15% luxury and ~10% economy
Retail-Related Real Estate	~$570 million	~2%	N/A	~1%	• Mall exposure is less than $70 million • Most of remaining retail exposure is in shopping centers anchored by grocers, or life-style centers
Senior Living	~$445 million	~1%	N/A	0%	• Supported by strong, sophisticated Real Estate Equity investors and multi-site operators
Gaming	~$330 million	~1%	~$25 million	0%	• Majority of exposure is regional versus the destination gaming and tourist markets
Franchise Finance	~$185 million	<1%	~$3 million	~10%	• Majority to strong national brands principally in the quick-serve industry, as opposed to casual dining • Geographically diverse, with exposure to all 50 states

- Entered into a definitive agreement to sell the Aviation Lending portfolio which includes ~$575 million in commercial air exposure. Sale is expected to close in the second quarter.

(1) Includes loans HFS of ~$0.8 billion which is inclusive of the ~$0.7 billion from the Aviation Lending portfolio
(2) Percentages are using total Loans of $35.0 billion, HFS loans of ~$0.8 billion and Off-BS factoring receivables of ~$1.8 billion for a total of ~$37.5 billion to calculate % of total
(3) Includes deferrals as well as other COVID loan modifications offered

CIT | 1Q21 Earnings

21

Leading Positions and Strong Franchises in our Core Businesses Certain balances may not sum due to rounding. Net of credit balances of factoring clients. Consumer Banking (1Q21; $ in billions) (1) Commercial Banking Commercial Finance: Middle-market lender with deep specialized industry knowledge and collateral expertise in providing differentiated lending and leasing solutions; among the nation’s largest providers of factoring services Includes Middle-market Relationship Banking Business Capital: Leading equipment lessor and lender to small and mid-size enterprises through innovative technology Rail: Leading railcar lessor with young, diverse fleet providing logistic and management support for railroads and bulk shippers across North America Real Estate Finance: Leading lender to commercial real estate investors and developers. Deep expertise in construction and reposition/bridge lending Consumer and Community Banking: Top 10 National Direct Banking channel offers online savings accounts and CDs with ease of a digital platform Consumer deposit products, residential mortgage and SBA products offered through retail branches Legacy Consumer Mortgages (non-core): Run-off LCM portfolio

Commercial Banking Certain balances may not sum due to rounding. Net of depreciation and maintenance and other operating lease expenses.

Commercial Banking Divisional Performance Commercial Finance Rail

Commercial Banking Divisional Performance Real Estate Finance Business Capital

Consumer Banking

Consumer Banking Divisional Performance Legacy Consumer Mortgages Consumer and Community Banking

Quarterly Noteworthy Items Per share impact based on 99 million, 99 million, 99 million, 98 million, and 98 million, and 95 million average diluted shares outstanding for 1Q21, 4Q20, 3Q20, 2Q20, 1Q20, and 3Q19 respectively.

Non-GAAP Disclosures(1) Certain balances may not sum due to rounding. Capital numbers for current quarter are preliminary. Selective reconciliations of non-GAAP measurements to GAAP measurements are included in our quarterly earnings release and not repeated in this presentation. ($ in millions)

Non-GAAP Disclosures(1) Certain balances may not sum due to rounding. Reconciliations of non-GAAP measurements to GAAP measurements that are included in our quarterly earnings release are not repeated in this presentation.